UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2023

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)

(877) 415-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 28, 2023, Omnicell, Inc. (“Omnicell” or the “Company”) filed a Current Report on Form 8-K disclosing that Peter J. Kuipers would step down from his role as Executive Vice President and Chief Financial Officer on July 1, 2023. Subsequently, the Company filed another Current Report on Form 8-K on May 15, 2023 disclosing that, in connection with Nchacha E. Etta’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Kuipers would step down from his role as the Company’s Executive Vice President and Chief Financial Officer, effective June 1, 2023 and would remain as an executive adviser to the Company until his separation from the Company, effective July 1, 2023.
Omnicell is now filing this Current Report on Form 8-K/A to report that Mr. Kuiper’s date of separation has been extended to August 1, 2023. Mr. Kuipers will continue to serve as an executive adviser to the Company until his separation and will continue to assist in the transition of his role and responsibilities. In connection with Mr. Kuipers’ departure, it is expected that the Company and Mr. Kuipers will enter into a separation agreement, the material terms of which have not been finalized as of the date of this Current Report on Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.
Date: June 26, 2023	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President and Chief Legal and Administrative Officer